Exhibit 99.1

FOR IMMEDIATE RELEASE

H2O America Significantly Expands Texas Footprint with Texas Subsidiary’s Acquisition of Quadvest

More Than Doubles H2O America’s Connections in Texas and Increases Exposure to High Growth Houston Region

Drives Scale, Increases Financial and Operational Diversification, and Enhances Value and Reliability for Customers, Communities, and All Stakeholders

Transaction Expected to be Accretive to Long-Term EPS Growth Rate; Texas Projected to Become Second Largest Utility Operation of H2O America by 20281

Company to Host Investor Webcast Today at 5:30 a.m. PT / 7:30 a.m. CT / 8:30 a.m. ET; Files Investor Presentation Highlighting Benefits of Proposed Combination

San Jose, CA and Magnolia, TX – July 8, 2025 – H2O America (NASDAQ: HTO) today announced that its regulated Texas water and wastewater utility, The Texas Water Company, Inc. (“TWC”), along with its affiliate Texas Water Operation Services, LLC (“TWOS”), and Quadvest, a regulated investor-owned water and wastewater utility operating in the Houston metro area, have entered into respective agreements pursuant to which TWC and TWOS will acquire all of the assets owned by Quadvest. This transaction marks a transformative milestone for H2O America, TWC, TWOS, and Quadvest, positioning the combined company to grow faster, operate at greater scale, and better serve communities across Texas.

Quadvest is one of the largest water and wastewater utilities in Texas, with over 47,000 active connections and over 89,000 connections under contract and pending development. Its facilities include 50 water treatment plants, 27 wastewater treatment plants, and 89 lift stations and underground assets serving approximately 69 developments. Quadvest brings to TWC operational scale, a strong development pipeline in some of the fastest growing parts of the Houston region, meaningful partnerships with a range of developers and community leaders, in-house engineering, procurement and construction capabilities, capital investment opportunities, and a talented and experienced team.

This combination supports H2O America’s ongoing efforts to diversify, extend, and enhance its services for customers across the U.S. Based on customer connections, Texas customers would have comprised approximately 17% of H2O America’s total service base as of December 31, 2024, versus approximately 7% standalone, and they are projected to comprise approximately 26% of H2O America’s service base by 2029. The transaction accelerates TWC's strategic expansion from the San Antonio and Austin corridor into the Greater Houston metro area, one of the fastest-growing regions in Texas. Together, TWC and Quadvest will create the second largest investor-owned water and wastewater utility in Texas, based on connections. The combined company will have even stronger builder and developer ties, with an active pipeline of approximately 96,000 connections under contract.2 H2O America is committed to continuing its investment in Texas, with plans to spend over $500 million in the state over the next five years. As a result of this transaction, H2O America expects to increase its customer-focused, consolidated five-year capital spending plan to approximately $2.1 billion, an increase of 6%.

1 Based on net income.

2 As of December 31, 2024.

Andrew F. Walters, chief executive officer, H2O America, said, “The addition of Quadvest to TWC is a unique opportunity to strategically diversify, enhance, and expand H2O America’s operations in one of the nation’s fastest-growing regions, while strengthening our network of developers and driving stronger returns for our investors. TWC and Quadvest will remain rooted in the Texas communities they serve today and continue to invest in sustainable infrastructure. By combining Quadvest’s and TWC’s deep local expertise with H2O America’s robust national platform, we will meaningfully advance our central mission to provide communities with clean, high-quality water and exceptional service.”

Mr. Walters added, “This combination is also expected to provide a stronger platform by enhancing our exposure to high-growth Texas markets, with Texas projected to become our second largest utility operation by 2028.1 We expect the combination to be accretive to our long-term growth rate, support our consolidated credit profile, and drive continued investment opportunities for H2O America. We remain committed to opportunistically executing strategic M&A to drive value for customers and shareholders.”

“Our combination with Quadvest represents an opportunity to grow our operations and provide safe, reliable, and sustainable water and wastewater solutions to tens of thousands of additional Texans,” said Aundrea Williams, president, TWC. “With increased scale, TWC will be well positioned to strengthen operational excellence, customer service, and infrastructure investment, while maintaining our and Quadvest’s shared commitment to local expertise and an ownership mindset. Our combination is a natural fit, bringing together two companies who have aligned cultures, a mutual focus on community investment, and benches of talent who will drive our strategy forward. We have deep respect for the legacy Quadvest has built under the leadership of the Sequeira family, and we are excited to welcome Quadvest’s talented team to TWC. We look forward to working together to deliver high-quality water and enhance the health and vitality of the Texas communities we serve.”

Simon Sequeira, chief executive officer, Quadvest, said, “We are pleased to join TWC, combining our talent, experience, and vision to deliver lasting value for our customers, business partners, and communities. One of the main reasons we chose TWC is their respect for the brand and incredible team we have built at Quadvest. Together, we and TWC will unlock new opportunities for growth, innovation, and advancement for our people, while preserving the culture and vision that have always defined Quadvest. Combining with TWC will also enhance our ability to work with our business partners – including developers, builders, engineers, vendors, and community leaders – driving speed, flexibility, and the ability to get projects done. With increased capital, deeper operational capacity, and national backing, we believe we will be better positioned than ever to accelerate timelines, scale infrastructure, and deliver outstanding service. TWC and H2O America both share the deep dedication to quality, reliability, integrity, and local accountability that has driven Quadvest’s success for nearly 50 years.”

Leadership

Upon the completion of the combination, Ms. Williams will continue to serve as president of TWC.

Transaction Details and Financing

Pursuant to the first agreement, TWC will acquire regulated systems owned by Quadvest, L.P. for $483.6 million, and under the second agreement, TWOS will acquire systems owned by Quadvest Wholesale LLC for $56.4 million, for a combined transaction value of $540 million. The transaction will be financed by a combination of privately placed debt and equity infusions from H2O America. The transaction will be financed in a manner that allows H2O America to maintain its strong balance sheet and current credit ratings. The transaction is not subject to any financing condition.

Timing and Closing Conditions

The transaction was unanimously approved by the H2O America and TWC Boards of Directors. The transaction is expected to close by mid-2026, subject to customary closing conditions and approvals, including the approvals of the Public Utility Commission of Texas and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Investor Webcast and Presentation

H2O America and TWC will host a live webcast to discuss the transaction at 5:30 a.m. PT / 7:30 a.m. CT / 8:30 a.m. ET, on Tuesday, July 8, 2025. Interested parties may access the webcast and related presentation at https://www.h2o-america.com/investor-relations. An archive of the webcast will be available until October 7, 2025.

Customer Information

An infographic and additional information for customers is available at www.twcandquadvest.com.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to H2O America, and Baker McKenzie LLP is serving as legal counsel. H2O America has also retained Spencer Fane LLP as local regulatory counsel.

Porter Hedges LLP and Gregg Law PC are serving as legal counsel to Quadvest and Quadvest Holdings. Newport LLC is serving as business advisor and WaterLogic Advisors represents Quadvest and Quadvest Holdings in the transaction process.

About Texas Water Company

The Texas Water Company has successfully provided safe and reliable water and wastewater service to its customers in Texas since 2006 and safeguards public health, promotes environmental stewardship, and delivers sustainable solutions in seven counties. We provide a broad range of solutions to the communities we serve, from management of water and wastewater treatment infrastructure to the design and implementation of water reuse technology, water supply development and more.

About H2O America

H2O America (NASDAQ: HTO) is a national investor-owned network of local water and wastewater utilities united by one purpose: delivering clean, high-quality water to the communities we call home.

For H2O America, providing water is more than a responsibility—it’s a privilege. Every connection we serve helps sustain what matters most: public health, vibrant neighborhoods, and a reliable future.

Across approximately 407,000 water and wastewater service connections, we invest in critical infrastructure to strengthen water supply for generations to come. We stay actively engaged in our local communities while focusing on operational excellence and delivering sustainable, long-term value to our investors.

Water is local—and so are our roots. Through our four regional water utilities—Connecticut Water, Maine Water, San Jose Water, and Texas Water—we proudly serve more than 1.6 million people across the country. Together, we protect what’s precious.

For more information, please visit our new website at www.H2O-America.com.

About Quadvest

Quadvest is a family-owned and operated water and wastewater utility company proudly serving residential and commercial customers throughout the Greater Houston area. For over four decades, Quadvest has remained committed to delivering high-quality, reliable water services while prioritizing customer care, community growth, and sustainable practices. Unlike many utilities, Quadvest is privately owned, which allows us to offer a unique customer-first approach with faster response times, transparent service, and local decision-making.

Quadvest continues to innovate by investing in modern infrastructure, smart water technologies, and process improvements that ensure safe, efficient, and affordable water solutions.

Learn more at www.quadvest.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws relating to the proposed asset acquisitions by TWC and TWOS and the transaction timeline, as well as the anticipated future performance, financial and other benefits, scale, diversification, synergies, and strategic direction of the combined operations. These statements are based on current expectations, estimates, forecasts, and projections about H2O America and its subsidiaries, and the industries in which H2O America and its subsidiaries operate, as well as the beliefs and assumptions of the management of H2O America. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “projects,” “plans,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “will,” “may,” “should,” “approximately,” “strategy,” or the negative of those words or other comparable terminology. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed or forecasted in any forward-looking statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the ability to obtain required regulatory approvals, including from the Public Utility Commission of Texas and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (2) the risk that the transaction may not close on the anticipated timeline, or at all; (3) the ability to successfully integrate Quadvest’s operations and realize the projected financial and other benefits of the transaction, including the expectation that it will be accretive to H2O America’s long-term EPS growth rate; (4) the accuracy of projections regarding the anticipated growth in Texas; (5) the continued availability and performance of Quadvest’s and H2O America’s workforce and leadership teams during and after the transition; (6) the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, per- and polyfluoroalkyl substances and other decisions; (7) changes in demand for water and other services; (8) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic, or similar occurrences; (9) unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage; (10) the effect of the impact of climate change; (11) unexpected costs, charges, expenses, delays or operational challenges in scaling infrastructure and expanding service; (12) our ability to successfully evaluate investments in new business and growth initiatives; (13) contamination of our water supplies and damage or failure of our water equipment and infrastructure; (14) the risk of work stoppages, strikes, and other labor-related actions; (15) changes and developments in general economic, political, legislative, business and financial market conditions; and (16) the ability to obtain financing on favorable terms, or at all (including financing for the transaction in a timely manner), which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions.

The risks, uncertainties and other factors may cause the actual results, performance or achievements of H2O America to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

In addition, actual results are subject to these and other risks and uncertainties that relate more broadly to our overall business, including those more fully described in our filings with the SEC, including our most recent reports on Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements are not guarantees of future performance, and speak only as of the date made, and H2O America undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

H2O America

Nazan Riahei

Vice President of Communications

(408) 731-0890

Nazan.Riahei@H2O-America.com

Ann Kelly

Chief Financial Officer and Treasurer

(408) 385-4752

Ann.Kelly@H2O-America.com

Daniel J. Meaney

Director of Investor Relations

(860) 664-6016

InvestorRelations@H2O-America.com

Texas Water Company

communications@txwaterco.com

Quadvest

Monette Smith

PR Marketing, LLC

monette@prmarketingllc.com